United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2007

Arena Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-46164	73-1596109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 South Lewis Avenue, Tulsa, Oklahoma 74136
(Address of principal executive offices)

Registrant's telephone number, including area code  (918) 747-6060

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CPR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CPR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CPR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

        On November 30, 2007, the board of directors of Arena Resources, Inc. (the “Company”) adopted Amended and Restated Bylaws of the Company. The amendments to the bylaws were primarily made to clarify that shares of the Company’s stock may be represented either by certificates or in uncertificated form. This amendment allows the Company to participate in the Direct Registration System (“DRS”) as required by rules adopted by the New York Stock Exchange. The DRS allows investors to hold shares in book entry form without the issuance of physical certificates. This amendment is contained in Article VI, Section 2 of the Amended and Restated Bylaws.

        Because it was necessary to adopt the clarifying amendment described above to allow compliance with the DRS, the board of directors thought it advisable to review the bylaws and make any additional changes that might be desirable to update the bylaws to conform to changes in factual circumstances or corporate practices. Therefore, the following additional provisions of the bylaws were amended and adopted as part of the Amended and Restated Bylaws:

Article I Section 1.   The actual street address of the Company’s principal executive offices has been omitted.

Article III Section 2.   The requirement that the board of directors consist of an odd number of members has been deleted. In addition, the reference contained in the bylaws that the number of members of the original board of directors of the Company (at the time of its formation) consisted of three persons, has been eliminated.

Article IV Sections 1 and 7.   These sections have been modified to reflect the board’s prior exercise of its authority in the designation of a Chief Executive Officer (separate from the office of President).

Article VIII Section 5.   This section has been updated to reflect the fact that the Company utilizes the calendar year as its fiscal year.

Article VIII Section 9.   This section has been updated to delete references to its original adoption by the incorporators of the Company. No substantive change has been made, as the Company continues to elect to opt out of the provisions of the Acquisition of Controlling Interest provisions of Nevada law.

        A copy of the Amended and Restated Bylaws is included as an exhibit hereto.

Exhibits

3.2	Amended and Restated Bylaws of Arena Resources, Inc. as of November 30, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA RESOURCES, INC.

Date: December 5, 2007	By:	/s/ William R. Broaddrick
William R. Broaddrick
Vice President Finance and Principal Financial Officer